                            SCHEDULE 14A INFORMATION

               PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE
                       SECURITIES EXCHANGE ACT OF 1934

Filed by the Registrant /X/

Filed by a Party other than the Registrant / /

Check the appropriate box:

/ /  Preliminary Proxy Statement                / /  Confidential, for Use of the Commission
/X/  Definitive Proxy Statement                      Only (as permitted by Rule 14a-6(e)(2))
/ /  Definitive Additional Materials
/ /  Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                           KIT MANUFACTURING COMPANY
--------------------------------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)


                           KIT MANUFACTURING COMPANY
--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

     /X/  $125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(1), or
          14a-6(i)(2) or Item 22(a)(2) of Schedule 14A.

     / / $500 per each party to the controversy pursuant to Exchange Act Rule 14a-6(i)(3).

     / / Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

                                 Common Stock
          ----------------------------------------------------------------------

     (2)  Aggregate number of securities to which transactions applies:

                                      N/A
          ----------------------------------------------------------------------

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

                                      N/A
          ----------------------------------------------------------------------

     (4)  Proposed maximum aggregate value of transaction:

                                      N/A
          ----------------------------------------------------------------------

     (5)  Total fee paid:

                                      N/A
          ----------------------------------------------------------------------

     / /  Fee paid previously with preliminary materials.

     / / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:

                                      N/A
          ----------------------------------------------------------------------

     (2)  Form, Schedule or Registration Statement No.:

                                      N/A
          ----------------------------------------------------------------------

     (3)  Filing Party:

                                      N/A
          ----------------------------------------------------------------------

     (4)  Date Filed:

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          ----------------------------------------------------------------------

                           KIT MANUFACTURING COMPANY
                             530 EAST WARDLOW ROAD
                                  P.O. BOX 848
                          LONG BEACH, CALIFORNIA 90801
                            ------------------------

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                           TO BE HELD MARCH 12, 1996
                            ------------------------

     The Annual Meeting of Shareholders of KIT Manufacturing Company ("KIT") will be held at the Long Beach Airport Marriott, Earhart Room, 4700 Airport Plaza Drive, Long Beach, California 90815, on Tuesday, March 12, 1996, at 9:00 a.m., local time.

     The Annual Meeting will be held (i) to elect a Board of Directors for the ensuing fiscal year and, (ii) to transact such other business as may properly come before the Annual Meeting or at any adjournment thereof. At the Annual Meeting, the Board of Directors of KIT intends to present Dan Pocapalia, Fred W. Chel, Frank S. Chan, Jr., John W. H. Hinrichs and John F. Zaccaro as nominees for election to the Board of Directors.

     Only shareholders of record on the books of KIT at the close of business on January 30, 1996, the record date with respect to this solicitation, will be entitled to notice of and to vote at the Annual Meeting or at any adjournment thereof.

     All shareholders are cordially invited to attend the Annual Meeting in person. If you are unable to do so, please execute the enclosed proxy and return it in the enclosed addressed envelope, since a majority of the outstanding shares must be represented at the meeting in order to transact business. Your promptness in returning the proxy will assist in the expeditious and orderly processing of the proxies. If you return your proxy, you may nevertheless attend the Annual Meeting and vote your shares in person, if you wish.

                                          By Order of the Board of Directors,

                                          KIT MANUFACTURING COMPANY

                                          MARLYCE A. FALDETTA
                                          -----------------------------------
                                          MARLYCE A. FALDETTA
                                          Corporate Secretary

Long Beach, California
February 12, 1996

                           KIT MANUFACTURING COMPANY
                             530 EAST WARDLOW ROAD
                                  P.O. BOX 848
                          LONG BEACH, CALIFORNIA 90801

                         ANNUAL MEETING OF SHAREHOLDERS
                           TO BE HELD MARCH 12, 1996

                            ------------------------

                                PROXY STATEMENT

                            ------------------------

                            SOLICITATION OF PROXIES

     The accompanying proxy is solicited by the Board of Directors of KIT Manufacturing Company ("KIT") for use at KIT's Annual Meeting of Shareholders to be held at the Long Beach Airport Marriott, Earhart Room, 4700 Airport Plaza Drive, Long Beach, California 90815, on Tuesday, March 12, 1996, at 9:00 a.m., local time, or at any adjournment thereof. All shares represented by each properly executed unrevoked proxy received in time for the Annual Meeting will be voted in the manner specified therein. Any shareholder has the power to revoke his or her proxy at any time before it is voted. A proxy may be revoked by delivering a written notice of revocation to the Corporate Secretary of KIT, by a subsequent proxy executed by the person executing the prior proxy and presented to the Corporate Secretary at the Annual Meeting, or by attendance at the Annual Meeting and voting in person by the person executing the proxy.

     This Proxy Statement is being mailed to KIT's shareholders on or about February 12, 1996. The solicitation will be made by mail and expenses, which will be paid by KIT, will include reimbursements paid to brokerage firms and others for their expenses in forwarding solicitation material regarding the meeting to beneficial owners of KIT's Common Stock. Further solicitation of proxies may be made by telephone or oral communication with some shareholders. All such further solicitation will be made by KIT's regular employees who will not receive additional compensation for the solicitation. The mailing address of KIT's principal executive offices is 530 East Wardlow Road, P.O. Box 848, Long Beach, California 90801.

                      OUTSTANDING SHARES AND VOTING RIGHTS

     Only holders of record of the 1,110,934 shares of KIT's Common Stock outstanding at the close of business on January 30, 1996, the record date with respect to this solicitation, will be entitled to notice of and to vote at the Annual Meeting or at any adjournment thereof. Votes cast by proxy or in person at the Annual Meeting will be counted by persons appointed by KIT to act as election inspectors for the meeting. The election inspectors will treat shares represented by proxies that reflect abstentions as shares that are present and entitled to vote, for purposes of determining the presence of a quorum and for purposes of determining the outcome of any matter submitted to the shareholders for a vote. Abstentions, however, do not constitute a vote "for" or "against" any matter and thus will be disregarded in the calculation of a plurality or of "votes cast."

     The election inspectors will treat shares referred to as "broker non-votes" as shares that are present and entitled to vote for purposes of determining the presence of a quorum. However, for purposes of determining the outcome of any matter as to which the broker has physically indicated on the proxy that it does not have discretionary authority to vote, those shares will be treated as not present and not entitled to vote with respect to that matter (even though those shares are considered entitled to vote for quorum purposes and may be entitled to vote on other matters).

     In the election of directors, shares present but not voting will be disregarded (except for quorum purposes). No shareholder will be entitled to cumulate votes (i.e., cast for any candidate for election to the Board of Directors, a number of votes greater than the number of the shareholder's shares) unless the names of the candidate or candidates have been placed in nomination prior to the voting and the shareholder has given notice at the meeting, prior to the voting, of the shareholder's intention to cumulate votes. If any one shareholder has given such notice, all shareholders may cumulate their votes for candidates who have been nominated. If voting for directors is conducted by cumulative voting, each share will be entitled to a number of votes equal to the number of directors to be elected and the votes may be cast for a single candidate or may be distributed among two or more candidates in such proportions as the shareholder may determine. In the event of cumulative voting, the proxy holders intend to distribute the votes represented by the proxies solicited hereby in such proportions as they see fit. If the voting is not conducted by cumulative voting, each share will be entitled to one vote and the holders of a majority of the shares voting at the meeting will be able to elect all of the directors if they choose to do so. In such event, the other shareholders will be unable to elect any director. The candidates receiving the highest number of votes, up to the number of directors to be elected, will be elected. On all other matters, each share is entitled to one vote. Votes cast against a candidate or votes withheld will have no legal effect. Any unmarked proxies, including those submitted by brokers or nominees, will be voted as indicated on the accompanying proxy card.

          SECURITY OWNERSHIP OF PRINCIPAL SHAREHOLDERS AND MANAGEMENT

     The following table sets forth, as of January 30, 1996, certain information as to the number of shares of KIT's Common Stock beneficially owned by each person who is known by KIT to own more than five percent of the outstanding shares of KIT's Common Stock and by all directors and officers as a group. Except as otherwise indicated, beneficial ownership includes both voting power and investment power.

                            SECURITY OWNERSHIP TABLE

                 NAME AND ADDRESS                    AMOUNT AND NATURE             PERCENT OF CLASS
               OF BENEFICIAL OWNER                OF BENEFICIAL OWNERSHIP         BENEFICIALLY OWNED
    ------------------------------------------    -----------------------         ------------------
    Dan Pocapalia.............................      523,234 shares(1)(2)(3)              46.4%
      c/o KIT Manufacturing Company
      530 East Wardlow Road
      Long Beach, CA 90801
    Charles M. Royce..........................      93,700 shares (4)                     8.4%
      1414 Avenue of the Americas
      New York, NY 10019
    Dimensional Fund Advisors, Inc............      80,400 shares (5)                     7.2%
      1299 Ocean Avenue, Suite 650
      Santa Monica, CA 90401
    Richard C. Brusky.........................      58,950 shares (6)                     5.3%
      74-850 Highway 111
      Indian Wells, CA 92210
    Directors and Officers....................      545,935 shares(2)(3)(7)              47.7%
      as a group (nine persons)

---------------

(1) Includes 17,250 shares subject to options held by Mr. Pocapalia which are exercisable on or before March 30, 1996.

(2) Includes 1,000 shares held by certain members of Mr. Pocapalia's family as to which he may be said to share the voting and investment power. Also includes 400 shares held by Mr. Pocapalia as the trustee of trusts for the benefit of Mr. Pocapalia's children, Mr. Pocapalia may be said to have sole voting and investment power.

(3) Includes 10,000 shares held of record by J.B.D. Partnership, a California general partnership (the "J.B.D. Partnership"), of which Mr. Pocapalia owns 69%.

(4) According to information provided by Quest Advisory Corp., a registered investment adviser ("Quest"), this number includes 93,700 shares beneficially owned by Quest as of December 31, 1995. Mr. Royce may be deemed to be a controlling person of Quest, and as such may be deemed to beneficially own all shares of KIT beneficially owned by Quest. Mr. Royce does not own any shares outside of Quest and disclaims beneficial ownership of the shares held by Quest.

(5) According to information provided by Dimensional Fund Advisors, Inc., a registered investment advisor ("Dimensional"), as of December 31, 1995, Dimensional is deemed to have beneficial ownership of 80,400 shares of KIT's Common Stock, all of which shares are held in portfolios of DFA Investment Dimensions Group Inc., a registered open-end investment company, or in series of the DFA Investment Trust Company, a Delaware business trust, or the DFA Group Trust and DFA Participation Group Trust, investment vehicles for qualified employee benefit plans, all of which Dimensional serves as investment manager. Dimensional disclaims beneficial ownership of all such shares.

(6) According to information provided by Mr. Brusky in a Schedule 13G, dated January 25, 1995, which was filed with the Securities and Exchange Commission, Mr. Brusky has sole voting and dispositive power as to 500 of such shares and shared dispositive power as to 58,950 of such shares.

(7) Includes 33,000 shares subject to options held by the directors and officers as a group which are exercisable on or before March 30, 1996.

                           I.  ELECTION OF DIRECTORS

     Directors are elected at each Annual Meeting of Shareholders and hold office until their respective successors are duly elected and qualified. The full Board consists of five directors. Certain information as of January 30, 1996 with respect to the five nominees for election as directors is set forth below. All of the nominees are now serving as directors and were elected to their present terms of office at the 1995 Annual Meeting of Shareholders. Although it is anticipated that each nominee will be available to serve as a director, should any nominee become unavailable to serve, the proxies will be voted for such other person as may be designated by KIT's Board of Directors.

INFORMATION REGARDING THE BOARD OF DIRECTORS

     The following table provides information regarding each nominee for the Board of Directors as of January 30, 1996. Except as otherwise indicated, beneficial ownership includes both voting power and investment power.

                                                                      AMOUNT AND            PERCENT
                                  PRINCIPAL BUSINESS EXPERIENCE        NATURE OF            OF CLASS
      NAME OF                        DURING THE PAST 5 YEARS          BENEFICIAL          BENEFICIALLY
     INDIVIDUAL       AGE               AND DIRECTORSHIPS              OWNERSHIP             OWNED
--------------------  ----    --------------------------------------  -----------         ------------
Dan Pocapalia          79     Director of KIT since 1947; Chairman      523,234(1)(2)(3)      46.4%
                              of the Board and Chief Executive
                              Officer of KIT since 1971; President
                              of KIT from 1956 to 1978 and since
                              November 1983.

Fred W. Chel           66     Director of KIT since 1987; Business        4,000                 *
                              Consultant to Custom Fiberglass
                              Manufacturing Company since 1989;
                              President and Chief Executive Officer
                              of Custom Fiberglass Manufacturing
                              Company from 1985 to 1989; Vice
                              President, Legal Counsel of Custom
                              Fiberglass Manufacturing Company from
                              1977 to 1985; Member of the California
                              State Assembly from 1974 to 1978.

Frank S. Chan, Jr.     51     Director of KIT since 1993; Certified         150                 *
                              Public Accountant in private practice
                              since 1991; Tax Partner of KPMG Peat
                              Marwick LLP from 1986 to 1991; Tax
                              Staff and Tax Manager of KPMG Peat
                              Marwick LLP from 1975 to 1991.

John W. H. Hinrichs    57     Senior Vice President and Cashier of          250                 *
                              Farmers & Merchants Bank of Long Beach
                              since 1964; Member of Board of
                              Trustees of St. Mary's Medical Center;
                              Director of Goodwill Industries.

John F. Zaccaro        61     President and Executive Producer of           100                 *
                              "The International Health and Medical
                              Film Festival, Inc." since July 1991;
                              Vice Chairman and Chief Operating
                              Officer of Physicians Computer
                              Network, Inc. from November 1988 to
                              July 1991.

---------------

 *  Represents less than 1% of the outstanding shares.

(1) Includes 17,250 shares subject to options held by Mr. Pocapalia which are exercisable on or before March 30, 1996.

(2) Includes 1,000 shares held by certain members of Mr. Pocapalia's family as to which he may be said to share the voting and investment power. Also includes 400 shares held by Mr. Pocapalia as the trustee of trusts for the benefit of Mr. Pocapalia's children, Mr. Pocapalia may be said to have sole voting and investment power.

(3) Includes 10,000 shares held of record by the J.B.D. Partnership of which Mr. Pocapalia owns 69%.

MEETINGS OF THE BOARD OF DIRECTORS AND COMMITTEES

     During fiscal 1995, all directors attended at least 75% of the Board of Directors meetings and the Audit and Compensation Committees meetings. The Board of Directors of KIT held four meetings during the fiscal year ended October 31, 1995.

     KIT's Board of Directors has an Audit Committee and a Compensation Committee. The members of the Audit Committee are Frank S. Chan, Jr. (Chairman) and Fred W. Chel. None of the members of the Audit Committee serves as an executive officer of KIT. During the 1995 fiscal year, the Audit Committee held one meeting. The members of the Compensation Committee are John F. Zaccaro (Chairman), Frank S. Chan, Jr. and John W. H. Hinrichs. None of the members of the Compensation Committee serves as an executive officer of KIT. During the 1995 fiscal year, the Compensation Committee held one meeting.

     The functions of the Audit Committee include revising and making recommendations to the Board of Directors with respect to the engagement or re-engagement of an independent accounting firm to audit KIT's financial statements for the then current fiscal year, and the terms of the engagement; the policies and procedures of KIT and the management of KIT with respect to maintaining KIT's books and records and furnishing the information necessary to the independent auditors; the procedures to encourage access to the Audit Committee and facilitate the timely reporting to the Audit Committee during the year by duly authorized representatives of the recommendations and advice of the independent auditors; the implementation by the management of KIT of the recommendations made by the independent auditors; the adequacy and implementation of KIT's internal audit controls and the adequacy and competency of the related personnel; and such other matters relating to KIT's financial affairs and accounts as the Audit Committee may in its own discretion deem necessary.

     The functions of the Compensation Committee include assisting the Board of Directors in evaluating and overseeing the compensation of senior management and certain key employees of KIT, including the administration and interpretation of KIT's Incentive Bonus Plan, KIT's 1994 Stock Option Plan and any other compensation programs KIT may adopt. See "Report of the Compensation Committee."

DIRECTORS' FEES

     All directors of KIT are reimbursed for their out of pocket expenses incurred in connection with attending Board meetings. In addition, each director received an annual fee of $6,000, payable in equal quarterly installments, for his services as a director. Each member of the Audit Committee and the Compensation Committee of the Board of Directors received $1,000 per Committee meeting attended.

                  EXECUTIVE COMPENSATION AND OTHER INFORMATION

SUMMARY OF EXECUTIVE COMPENSATION

     The following table sets forth the executive compensation paid during the fiscal years ended October 31, 1995, 1994 and 1993 to the Chief Executive Officer and all other officers of KIT who earned more than $100,000 in combined salary and bonus in the fiscal year ended October 31, 1995.

                           SUMMARY COMPENSATION TABLE

                                                                              LONG TERM(1)
                                               ANNUAL COMPENSATION            COMPENSATION
                                      -------------------------------------   ------------
                                                             OTHER ANNUAL       OPTIONS       ALL OTHER
            NAME               YEAR    SALARY     BONUS     COMPENSATION(2)     GRANTED      COMPENSATION
-----------------------------  -----  --------   --------   ---------------   ------------   ------------
Dan Pocapalia                  1995   $200,000   $ 83,000          --               -0-         $6,000(3)
  Chairman, President          1994    200,000    104,000          --            69,000          6,500(3)
  and Chief Executive Officer  1993    160,769        -0-          --               -0-          4,000(3)
Gerald R. Wannamaker           1995    100,000     92,727          --               -0-          1,404(4)
  Executive Vice               1994    100,000    119,289          --            35,000            900(4)
  President, Operations        1993    100,000     33,850          --               -0-            900(4)
Dale J. Gonzalez               1995     86,400     62,250          --               -0-            900(4)
  Senior Vice President        1994     86,400    104,000          --            20,000            576(4)
  and Treasurer                1993     80,492        -0-       $ 9,987(5)          -0-            576(4)

---------------

(1) KIT has not issued stock appreciation rights or restricted stock awards. KIT has no "long-term incentive plan" as that term is defined in the rules and regulations of the Securities and Exchange Commission.

(2) Except as noted below, no other annual compensation is required to be listed pursuant to the rules and regulations of the Securities and Exchange Commission.

(3) Director's Fees. (See "Directors' Fees" section in this Proxy Statement.)

(4) Group-term life insurance premiums.

(5) Automobile allowance.

SUMMARY OF OPTIONS EXERCISED

     The following table provides information with respect to the exercise of stock options during the most recently completed fiscal year by the Chief Executive Officer and all other officers of KIT who earned more than $100,000 in combined salary and bonus in the fiscal year ended October 31, 1995.

                   OPTION EXERCISES AND YEAR-END VALUE TABLE

AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND FISCAL YEAR-END OPTION VALUE

                                                                         NUMBER OF
                                                                         SECURITIES              VALUE OF
                                                                         UNDERLYING            UNEXERCISED
                                                                        UNEXERCISED            IN-THE-MONEY
                                                                         OPTIONS AT             OPTIONS AT
                                                                     FISCAL YEAR-END(1)     FISCAL YEAR-END(2)
                                                                     ------------------     ------------------
                                                                            (#)                    ($)
                                   SHARES ACQUIRED                   ------------------     ------------------
                                       ($)             VALUE(2)        EXERCISABLE/           EXERCISABLE/
              NAME                   ON EXERCISE       REALIZED        UNEXERCISABLE          UNEXERCISABLE
---------------------------------  ---------------     ---------     ------------------     ------------------
                                         (#)
Dan Pocapalia                            -0-              -0-           17,250/51,750(3)      $18,918/56,754
Dale J. Gonzalez                         -0-              -0-            5,000/15,000           8,100/24,300
Gerald R. Wannamaker                     -0-              -0-            8,750/26,250          14,175/42,525

---------------

(1) Granted pursuant to KIT's 1994 Stock Option Plan. The options become exercisable subject to a four-year vesting schedule with 25% of the total grant becoming exercisable one year after the effective date of the grant (the "Award Date") and an additional 25% of the options becoming exercisable on each successive anniversary of the Award Date. No shares may be purchased by exercise of the option until the expiration of six months after the Award Date. Except as otherwise noted, all options listed below are Incentive Stock Options (as such term is defined in the 1994 Stock Option Plan).

(2) Market value of the securities underlying the options at exercise date or year-end, as the case may be, minus the exercise or base price of "in-the-money" options.

(3) 33,944 of the 69,000 total options are Non-Qualified Stock Options (as such term is defined in the 1994 Stock Option Plan.)

                      REPORT OF THE COMPENSATION COMMITTEE

     The Compensation Committee of the Board of Directors oversees KIT's compensation program for its officers. This task includes reviewing the salary levels of officers, administering KIT's Incentive Bonus and 1994 Stock Option Plans, considering management succession and performing other related matters.

     KIT has a compensation program which rewards each of its officers in line with KIT's operational goals and financial performance, including increases in shareholder value, together with each officer's individual effectiveness in bringing about those goals and performance. The goal of KIT's officer compensation program is to attract, retain and reward executives who are capable of leading KIT in achieving its business objectives. As a result, a portion of the total compensation package for each KIT officer has traditionally consisted of variable, performance-based bonuses which can be increased or decreased to reflect changes in corporate and individual performance.

     KIT's annual compensation package for officers currently consists of three components: (a) base salary, (b) annual cash incentive or bonus based on KIT's Incentive Bonus Plan, which, for the 1995 fiscal year, made up between 27% and approximately 48% of the total cash compensation paid to each officer and (c) long-term incentive or non-cash awards, primarily stock options, granted under KIT's 1994 Stock Option Plan (the "1994 Plan").

     Base salary for each of KIT's officers is reviewed by the Compensation Committee, including the base salary of Dan Pocapalia, KIT's Chairman of the Board, President and Chief Executive Officer. In reviewing Mr. Pocapalia's base salary, the Compensation Committee evaluates Mr. Pocapalia's total compensation in light of information regarding the compensation practices at various companies within KIT's industry peer group. KIT's industry peer group is comprised of Fleetwood Enterprises, Inc., Skyline Corporation, Coachmen Industries, Inc., Thor Industries, Inc., Champion Enterprises, Inc., Winnebago Industries, Inc., Rexhall Industries, Inc. and KIT. The Compensation Committee considers various indicators of qualitative and quantitative success on both a corporate and an individual level. While the Compensation Committee considers corporate performance measures such as net income, earnings per share, contribution toward cost containment, revenue generation and sales expansion, the Compensation Committee does not apply any specific quantitative formula in reviewing compensation decisions. Decisions regarding the base salaries of Mr. Pocapalia and other executive officers are based upon a subjective evaluation of the performance of each officer and a subjective evaluation of KIT's performance as a whole.

     Mr. Pocapalia's base salary for the 1995 fiscal year remained constant with his salary during the 1994 fiscal year at $200,000. A review of KIT's industry peer group (as identified above) indicates that Mr. Pocapalia's compensation remained at or below that of other chief executive officers within KIT's industry based on his duties and responsibilities. Annual base salaries for other officers of KIT are based on the recommendations of Mr. Pocapalia after reviewing each officer's effectiveness and overall performance in their respective areas of responsibility. These salary recommendations are then reviewed by the Compensation Committee.

     A portion of the annual compensation of each officer relates to, and is contingent upon, the performance of KIT under KIT's Incentive Bonus Plan. All officers participate in KIT's Incentive Bonus Plan. Under the Plan, bonuses may be paid to officers pursuant to individual agreements relating to targeted profitability goals in each participant's area of responsibility. These profitability goals are a function of KIT's earnings per share during the fiscal year, and, in some cases, the operating income for certain participant's areas of responsibility. Time periods for which performance is measured include fiscal years and, in some cases, fiscal quarters. Payments are typically made within 75 days after the time period for which the performance is measured. The individual agreements setting forth these profitability goals are reviewed annually by the Committee. Annual bonuses amounted to approximately 27% to 48% of the total cash compensation of KIT's officers in fiscal 1995. Mr. Pocapalia's bonus for fiscal 1995 was based primarily on an earnings per share calculation set forth in KIT's Incentive Bonus Plan. KIT's earnings per share for bonus purposes for fiscal 1995 were $.83. The amount paid to Mr. Pocapalia under KIT's Incentive Bonus Plan for the 1995 fiscal year was $83,000, which amounted to approximately 29% of his total cash compensation.

     KIT also provides incentive compensation awards to certain members of its management under KIT's 1994 Plan. The 1994 Plan provides KIT with the ability to periodically reward key employees with options to purchase shares of KIT's Common Stock. These long-term incentives are designed to couple the interests of key employees with those of the shareholders of KIT. Stock option grants provide an incentive that focuses the individual's attention on managing KIT from the perspective of an owner, with an equity stake in the business. The value of stock options is tied to the future performance of KIT's Common Stock and provides value to the recipient only when the price of KIT's Common Stock increases above the option grant price. Stock options reward management for long-term strategic planning through the resulting enhancement of share price. KIT believes that a compensation structure which includes the periodic granting of long-term incentives such as stock options will help to attract and retain senior managers with long-term management perspectives.

     During the 1994 fiscal year, the Compensation Committee granted Mr. Pocapalia and the other members of senior management stock option awards which were based on each recipient's responsibilities and relative position with KIT. These stock options generally will vest over the four years following the date of grant. It was the intent of the Compensation Committee that the stock option awards granted to Mr. Pocapalia and the other members of senior management during the 1994 fiscal year would be multi-year grants. Therefore, no additional stock option awards were granted to members of senior management, including Mr. Pocapalia, during the 1995 fiscal year.

     The Compensation Committee has considered the anticipated tax treatment to KIT regarding the compensation and benefits paid to the Chief Executive Officer and all other officers of KIT who earned more than $100,000 in combined salary and bonus during the 1995 fiscal year in light of Section 162(m) of the Internal Revenue Code of 1986, as amended. The basic philosophy of the Compensation Committee is to strive to provide such executive officers with a compensation package which will preserve the deductibility of such payments for KIT. However, certain types of compensation payments and their deductibility depend upon the timing of an executive officer's vesting or exercise of previously granted rights. Moreover, interpretations of and changes in the tax laws and other factors beyond the Compensation Committee's control may affect the deductibility of certain compensation payments. The Compensation Committee will consider various alternatives to preserving the deductibility of compensation payments and benefits to the extent reasonably practicable and to the extent consistent with its other compensation objectives.

                                          The Compensation Committee

                                          John F. Zaccaro (Chairman)
                                          Frank S. Chan, Jr.
                                          John W. H. Hinrichs

                               PERFORMANCE GRAPH

     The following graph shows a five year comparison of cumulative total shareholder return* for KIT, the S&P 500 Composite Index and a Peer Group** Index.

      Measurement Period                               S&P 500
    (Fiscal Year Covered)      Kit Manufacturing         Index       Peer Group
Oct. 90                                 100.00          100.00          100.00
Oct. 91                                 116.22          133.50          172.12
Oct. 92                                 121.62          146.79          219.94
Oct. 93                                 189.19          168.72          280.57
Oct. 94                                 272.97          175.25          316.64
Oct. 95                                 259.46          221.58          314.19

*  Total shareholder return assumes reinvestment of dividends.

** The Peer Group includes Fleetwood Enterprises, Inc., Skyline Corporation,
   Coachmen Industries, Inc., Thor Industries, Inc., Champion Enterprises, Inc., Winnebago Industries, Inc., Rexhall Industries, Inc., and KIT. Each company within the Peer Group was selected based on their similar product lines and marketing areas.

IT SHOULD BE NOTED THAT THIS GRAPH REPRESENTS HISTORICAL STOCK PRICE PERFORMANCE AND IS NOT NECESSARILY INDICATIVE OF ANY FUTURE STOCK PRICE PERFORMANCE.

THE FOREGOING REPORT OF THE BOARD OF DIRECTORS REGARDING COMPENSATION AND THE PERFORMANCE GRAPH THAT APPEARS IMMEDIATELY AFTER SUCH REPORT SHALL NOT BE DEEMED TO BE SOLICITING MATERIAL OR TO BE FILED WITH THE SECURITIES AND EXCHANGE COMMISSION UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED, OR INCORPORATED BY REFERENCE IN ANY DOCUMENT SO FILED.

                               EXECUTIVE OFFICERS

     The following table provides information as of January 30, 1996, regarding the executive officers of KIT, who serve at the pleasure of the Board of Directors. Except as otherwise indicated, beneficial ownership includes both voting power and investment power.

                                                                     AMOUNT AND            PERCENT
                                  PRINCIPAL BUSINESS EXPERIENCE       NATURE OF            OF CLASS
       NAME OF                     DURING THE PAST 5 YEARS AND       BENEFICIAL          BENEFICIALLY
      INDIVIDUAL        AGE            POSITIONS WITH KIT             OWNERSHIP             OWNED
----------------------  ----    ---------------------------------    -----------         ------------
Dan Pocapalia            79     Director of KIT since 1947;            523,234(1)(2)(3)      46.4%
                                Chairman of the Board and Chief
                                Executive Officer of KIT since
                                1971; President of KIT from 1956
                                to 1978 and since November 1983.

Dale J. Gonzalez         55     Senior Vice President and                5,350(4)              *
                                Treasurer of KIT since March
                                1988; Vice President-Treasurer of
                                KIT from March 1987 to March
                                1988; Vice President-Finance of
                                KIT from June 1985 to March 1987;
                                Corporate Controller of KIT from
                                1981 to June 1985.

Gerald R. Wannamaker     60     Executive Vice                           9,750(5)              *
                                President-Operations of KIT since
                                November 1992; Builder/Realtor of
                                Wannamaker Enterprises from
                                January 1992 to November 1992;
                                President of Barth, Inc., from
                                January 1991 to August 1991;
                                President and Chief Executive
                                Officer of Dometic Corporation
                                from 1971 to 1990; Manager of
                                Greglund Products, Ltd., from
                                1960 to 1971.

Matthew S. Pulizzi       52     Vice President-Customer Relations        1,250(6)              *
                                of KIT since March 1982; Vice
                                President-Insurance and Legal
                                Affairs of KIT from 1980 to March
                                1982; Director of Insurance and
                                Legal Affairs of KIT from 1977 to
                                1980; Assistant to the President
                                of KIT from 1976 to 1977.

Marlyce A. Faldetta      60     Corporate Secretary of KIT since         1,851(7)              *
                                1975.

---------------

*   Represents less than 1% of the outstanding shares.

(1) Includes 17,250 shares subject to options held by Mr. Pocapalia which are exercisable on or before March 30, 1996.

(2) Includes 1,000 shares held by certain members of Mr. Pocapalia's family as to which he may be said to share the voting and investment power. Also includes 400 shares held by Mr. Pocapalia as the trustee of trusts for the benefit of Mr. Pocapalia's children, Mr. Pocapalia may be said to have sole voting and investment power.

(3) Includes 10,000 shares held of record by J.B.D. Partnership of which Mr. Pocapalia owns 69%.

(4) Includes 5,000 shares subject to options held by Mr. Gonzalez which are exercisable on or before March 30, 1996.

(5) Includes 8,750 shares subject to options held by Mr. Wannamaker which are exercisable on or before March 30, 1996.

(6) Includes 1,250 shares subject to options held by Mr. Pulizzi which are exercisable on or before March 30, 1996.

(7) Includes 750 shares subject to options held by Ms. Faldetta which are exercisable on or before March 30, 1996.

                              CERTAIN TRANSACTIONS

     KIT leases a facility in Long Beach, California, at a monthly gross rental of $1,226.36, from the J.B.D. Partnership of which Dan Pocapalia, the Chairman of the Board, President and Chief Executive Officer of KIT owns 69%. The lease expires on September 30, 1996. KIT believes that the terms of this lease are as favorable as those which could be obtained from unrelated third parties.

                     APPOINTMENT OF INDEPENDENT ACCOUNTANTS

     The firm of Coopers & Lybrand L.L.P. will continue to serve KIT as independent accountants for the fiscal year ending October 31, 1996. The appointment of this firm was approved by the Audit Committee of the Board of Directors. The firm of Coopers & Lybrand L.L.P. has served as independent accountants for KIT since 1972. Representatives of Coopers & Lybrand L.L.P. are expected to be present at the Annual Meeting and will have the opportunity to make a statement and to respond to appropriate questions.

                                 ANNUAL REPORT

     KIT's Annual Report, containing audited financial statements for the fiscal years ended October 31, 1995 and 1994 accompanies or has preceded the mailing of this Proxy Statement. UPON YOUR WRITTEN REQUEST, KIT WILL SEND YOU, WITHOUT CHARGE, A COPY OF THE ANNUAL REPORT ON FORM 10-K FOR THE FISCAL YEAR ENDED OCTOBER 31, 1995, INCLUDING THE FINANCIAL STATEMENTS AND SCHEDULES THERETO, WHICH KIT IS FILING WITH THE SECURITIES AND EXCHANGE COMMISSION. THE WRITTEN REQUEST MUST BE DIRECTED TO THE ATTENTION OF THE CORPORATE SECRETARY OF KIT, AT THE ADDRESS OF KIT SET FORTH ON THE FIRST PAGE OF THIS PROXY STATEMENT.

                           PROPOSALS OF SHAREHOLDERS

     All proposals of shareholders intended to be presented at KIT's 1997 Annual Meeting of Shareholders must be directed to the attention of the Corporate Secretary of KIT, at the address of KIT set forth on the first page of this Proxy Statement, before October 15, 1996, if they are to be considered for inclusion in the proxy statement and form of proxy used in connection with such meeting, in accordance with the rules and regulations of the Securities and Exchange Commission.

                                 OTHER MATTERS

     At the time of the preparation of this Proxy Statement, the Board of Directors knows of no other matters which will be acted upon at the Annual Meeting. If any other matters are properly presented for action at the Annual Meeting or at any adjournment thereof, it is intended that the proxies will be voted with respect thereto in accordance with the best judgment and in the discretion of the proxy holders.

                                          By Order of the Board of Directors,

                                          KIT MANUFACTURING COMPANY

                                          MARLYCE A. FALDETTA
                                          ----------------------------------
                                          MARLYCE A. FALDETTA
                                          Corporate Secretary

Long Beach, California
February 12, 1996

PROXY


                          KIT MANUFACTURING COMPANY

         THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned appoints Dan Pocapalia and Marlyce A. Faldetta, and each of them, proxies with full power of substitution, to vote all shares of Common Stock of KIT Manufacturing Company ("KIT") held of record by the undersigned as of January 30, 1996, the record date with respect to this solicitation, at KIT's Annual Meeting of Shareholders to be held at the Long Beach Airport Marriott, Earhart Room, 4700 Airport Plaza Drive, Long Beach, California 90815, on Tuesday, March 12, 1996, at 9:00 a.m., local time, or at any adjournment thereof, upon the following matters:

               (Continued and to be signed on the reverse side)











-------------------------------------------------------------------------------
                             FOLD AND DETACH HERE

                                                        Please mark
                                                       your votes as
                                                       indicated in     /X/
                                                       this example.



                                          FOR                    WITHHOLD
                                      each nominee               AUTHORITY
                                      listed below              to vote for
                                     (except as noted          each nominee
                                     to the contrary)          listed below
(1) ELECTION OF DIRECTORS
    Nominees: Dan Pocapalia,
    Fred W. Chel, Frank S.              /     /                  /     /
    Chan, Jr., John W. H.
    Hinrichs and John F.
    Zaccaro

    (Instructions: To withhold authority to vote for any individual nominee, write that nominee's name in the space provided below.)

    ------------------------------------------------------------------------

(2) OTHER MATTERS
    In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting or at any adjournment thereof.


THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED BY THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTION IS GIVEN, THIS PROXY WILL BE VOTED FOR PROPOSAL (1) ABOVE. IF ANY NOMINEE DECLINES OR IS UNABLE TO SERVE AS A DIRECTOR, THEN THE PERSONS NAMED AS PROXIES SHALL HAVE FULL DISCRETION TO VOTE FOR ANY OTHER PERSON DESIGNATED BY THE BOARD OF DIRECTORS.








Signature(s) of shareholder(s)                               Dated        , 1996
                               ----------------------------        -------
(Your signature should conform to your name as printed hereon. Co-owners should all sign.)



--------------------------------------------------------------------------------
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